UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2014

COGENT COMMUNICATIONS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51829	52-2337274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia	20007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  202-295-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

As previously announced, on April 9, 2014, Cogent Communications Finance, Inc. (the “Escrow Issuer”), a financing subsidiary of Cogent Communications Holdings, Inc. (“Holdings”) issued $200.0 million in aggregate principal amount of its 5.625% Senior Notes due 2021 (the “2021 Notes”) and the gross proceeds of such issuance were held in escrow.  The 2021 Notes were issued pursuant to, and are governed by, an indenture, dated April 9, 2014 (the “2021 Notes Indenture”), between the Escrow Issuer and the Trustee.

On June 20, 2014, Cogent Communications Group, Inc. (“Group”) consummated the redemption (the “Redemption Transactions”) of all its outstanding 1.00% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”).

On June 23, 2014, the Escrow Issuer merged with and into Group, with Group continuing as the surviving corporation (the “Merger”).  At the time of consummation of the Merger, Group became the issuer of the 2021 Notes.  As a result of the Merger, on June 23, 2014, Group, Holdings and certain of Group’s domestic subsidiaries entered into a supplemental indenture (the “2021 Notes First Supplemental Indenture”) to the 2021 Notes Indenture pursuant to which Group assumed the obligations of the Escrow Issuer under the 2021 Notes and the 2021 Notes Indenture and Holdings and certain of Group’s domestic subsidiaries agreed to guarantee Group’s obligations under the 2021 Notes and the 2021 Notes Indenture.  In addition, on June 23, 2014, Group and Holdings entered into a supplemental indenture (the “2018 Notes Second Supplemental Indenture”) to the indenture, dated January 11, 2011 (as amended or supplemented, the “2018 Notes Indenture”), among Group, the guarantors named therein and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee, governing Group’s 8.375% Senior Secured Notes due 2018 (the “2018 Notes”) pursuant to which Holdings agreed to guarantee Group’s obligations under the 2018 Notes and the 2018 Notes Indenture.  The aggregate principal amount of 2018 Notes outstanding is $240.0 million.  Holdings is not subject to any covenants under the 2021 Indenture or the 2018 Indenture.

As a result of consummation of the Redemption Transactions, the Merger and the entry into the 2021 Notes First Supplemental Indenture, the conditions to the release of the proceeds of the 2021 Notes from escrow were satisfied on June 23, 2014 and the proceeds of the 2021 Notes less the initial purchaser’s fee was released from escrow on June 25, 2014.  The net proceeds from the offering of the 2021 Notes were $196.0 million after deducting discounts and commissions and estimated offering expenses.  The net proceeds from the offering of the 2021 Notes are intended to be used for general corporate purposes.

A copy of the 2021 Notes First Supplemental Indenture and the 2018 Notes Second Supplemental Indenture are attached to this Form 8-K as Exhibits 4.1 and 4.2, respectively, and the description of the 2021 Notes First Supplemental Indenture and the 2018 Notes Second Supplemental Indenture in this report are summaries and are qualified in their entirety by the terms of the 2021 Notes First Supplemental Indenture and the 2018 Notes Second Supplemental Indenture and are incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

4.1

First Supplemental Indenture related to the 5.625% Senior Notes due 2021, dated as of June 23, 2014, among Cogent Communications Group, Inc., Cogent Communications Holdings, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2

Second Supplemental Indenture related to the 8.375% Senior Secured Notes due 2018, dated as of June 23, 2014, among Cogent Communications Group, Inc., Cogent Communications Holdings, Inc. and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 26, 2014

Cogent Communications Holdings, Inc.

By:	/s/ David Schaeffer
Name:	David Schaeffer
Title:	President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

First Supplemental Indenture related to the 5.625% Senior Notes due 2021, dated as of June 23, 2014, among Cogent Communications Group, Inc., Cogent Communications Holdings, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2

Second Supplemental Indenture related to the 8.375% Senior Secured Notes due 2018, dated as of June 23, 2014, among Cogent Communications Group, Inc., Cogent Communications Holdings, Inc. and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee.